Exhibit 10.2

SHARE EXCHANGE AGREEMENT

Dated as of January 13, 2022

This Share Exchange Agreement (together with the exhibits and other attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) Descrypto Holdings, Inc., a Delaware corporation (the “Company”) and (ii) Leone Group, LLC, a Delaware limited liability company (“Stockholder”). Each of the Company and the Stockholder may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, the Stockholder is a stockholder of the Company, holding shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”); and

WHEREAS the Company agrees to acquire from the Stockholder the 88,800,191 shares of Common Stock beneficially owned by the Stockholder (the “Common Shares”) in exchange for the issuance by the Company to the Stockholder of 88,800 shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (the “Exchange Shares”), in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. In addition to the other terms defined herein, the following terms, as used herein, have the following meanings

(a)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(b)	“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(c)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(d)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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(e)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(f)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(g)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(h)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Internal Revenue Code of 1986, as amended, or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital, or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. SHARE EXCHANGE

Section 2.01 The Exchange.

(a)	On the terms and subject to the conditions set forth in this Agreement, Stockholder shall sell, assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the Common Shares held by Stockholder in exchange for the issuance to Stockholder of the Exchange Shares.

(b)	The exchange as set forth in this Section 2.01, subject to the other terms and conditions herein, is referred to herein as the “Exchange”.

(c)	At the Closing, the Stockholder shall, on delivery to the Company of the stock power in the form as attached hereto as Exhibit A with respect to the Common Shares (the “Stock Power”), be recorded in the stock ledger of the Company as the owner of the Exchange Shares as joint tenants with right of survivorship.

Section 2.02 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date simultaneously with the execution and delivery of this Agreement by remote exchange of electronic documents.

Section 2.03 Stockholder’s Deliverables. At the Closing, Stockholder shall deliver to the Company the Stock Power, and thus all right, title and interest in and to the Common Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, accompanied by such other instruments of transfer duly executed in blank and in form and substance satisfactory to the Company as required for the same to be transferred to the ownership of the Company, with all necessary transfer Tax and other revenue stamps, acquired at Stockholder’s expense, affixed.

Section 2.04 Company Share Issuance. At the Closing, the Company shall record the Stockholder as the owner of the Exchange Shares in the books and records of the Company. The Exchange Shares shall not be certificated.

Section 2.05 Additional Documents. At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

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Section 2.06 Taxes. Stockholder will pay all income, gain, sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred as a result of the transactions contemplated by this Agreement with respect to Stockholder.

Article III. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

As an inducement to, and to obtain the reliance of the Company, Stockholder represents and warrants to the Company, as of the Closing Date, as follows:

Section 3.01 Existence and Power. Stockholder is a limited liability company, duly organized under the laws of the State of Delaware, and has the full power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to enter into this Agreement and fulfill its obligations herein.

Section 3.02 Due Authorization. Stockholder has taken all actions required by Law or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated

Section 3.03 Valid Obligation. This Agreement and all agreements and other documents executed by Stockholder in connection herewith constitute the valid and binding obligations of Stockholder, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions

Section 3.04 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Stockholder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05 Title to and Issuance of Common Shares. The Stockholder is the record and beneficial owner and holder of the Common Shares free and clear of all Liens. None of the Common Shares held by Stockholder is subject to pre-emptive or similar rights and Stockholder do not have any pre-emptive rights or similar rights to purchase or receive any Common Shares or other interests in the Company. Stockholder has the power and authority to transfer the Common Shares to the Company as contemplated pursuant to the terms of this Agreement. Upon delivery of the Exchange Shares to Stockholder in exchange for the Common Shares held by Stockholder as contemplated hereby, the Company shall acquire good and valid title to such Common Shares, free and clear of all Liens.

Section 3.06 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Stockholder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Stockholder or any action taken by Stockholder.

Section 3.07 Investment Representations.

(a)	Investment Purpose. Stockholder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to Stockholder in exchange for the Common Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired for Stockholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

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(b)	Investor Status. Stockholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c)	Reliance on Exemptions. Stockholder understands that the Exchange Shares are being offered and sold to the Stockholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Stockholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Stockholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Stockholder to acquire the Exchange Shares.

(d)	Information. Stockholder and Stockholder’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange Shares which have been requested by Stockholder or its advisors. Stockholder and the Stockholder’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Stockholder understands that their investment in the Exchange Shares involves a significant degree of risk.

(e)	Governmental Review. Stockholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares.

(f)	Transfer or Resale. Stockholder understands that (i) the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) the Stockholder shall have delivered to the Company, at the cost of Stockholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Stockholder who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.07 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Stockholder shall have delivered to the Company, at the cost of Stockholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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(g)	Legends. Stockholder understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

(h)	Removal. The legend(s) referenced in Section 3.07(g) shall be removed and the Company shall issue a certificate without such legend to the holder of any Exchange Shares upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Stockholder agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, only in compliance with applicable prospectus delivery requirements, if any.

Article IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Stockholder, the Company represents and warrants to the Stockholder as of the Closing Date as follows:

Section 4.01 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 4.02 No Conflict; Due Authorization. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation and Bylaws of the Company as in effect on the Closing Date (the “Company Organizational Documents”). The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the transactions herein contemplated.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

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Section 4.04 Governmental Authorization. Neither the execution and delivery nor performance of this Agreement by any the Company Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 4.05 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.06 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

Article V. INDEMNIFICATION

Section 5.01 Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify and hold harmless to the fullest extent permitted by applicable law, the other Party, its Affiliates, representatives, members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each an “Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by any Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Indemnifying Party contained herein or in any of the additional agreements or any certificate or other writing delivered pursuant hereto.

Section 5.02 Time Limit. The obligations of the Parties under this Article V shall expire two (2) years from the Closing Date, except with respect to (i) an indemnification claim asserted in accordance with the provisions of this Article V which remains unresolved, for which the obligation to indemnify shall continue until such claim is resolved; and (ii) resolved claims for which payment has not yet been paid to the Indemnified Party.

Article VI. MISCELLANEOUS

Section 6.01 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)	This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder.

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(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, IN EACH CASE LOCATED IN ORANGE COUNTY, FLORIDA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.01(c).

Section 6.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested, overnight courier or registered mail or certified mail, postage prepaid, addressed to the Company at its principle office address or to the Stockholder at the address for the Stockholder as set forth in the books and records of the Company. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.03 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.04 Third Party Beneficiaries. This contract is strictly between the Company and the Stockholder and, except as specifically provided (including in Article V), no other Person and no director, officer, stockholder (other than the Stockholder), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

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Section 6.05 Expenses. Subject to Article V and Section 6.03, whether or not the Exchange is consummated, each of the Company and the Stockholder will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 6.06 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.07 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 6.08 Amendment; Waiver; Remedies; Agent.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and the Stockholder.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 6.09 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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Section 6.10 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 6.11 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 6.12 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 6.13 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 6.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

Descrypto Holdings, Inc.

By:	/s/ Howard Gostfrand
Name:	Howard Gostfrand
Title:	Chief Executive Officer

Leone Group, LLC

By:	/s/ Laura Anthony
Name:	Laura Anthony
Title:	Managing Member

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Exhibit A

IRREVOCABLE STOCK POWER

Descrypto Holdings, Inc.

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Leone Group, LLC (“Stockholder”) hereby assigns, transfers and conveys to Descrypto Holdings, Inc., a Delaware corporation (the “Company”), all of Stockholder’s right, title, and interest in and to 88,800,191 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), which are not represented by certificates, and hereby irrevocably appoint the Chief Executive Officer and Secretary of the Company as Stockholder’s attorney-in-fact to transfer said Shares on the books of the Company, with full power of substitution in the premises.

Date: January 13, 2022

Stockholder: Leone Group, LLC

By:
Name:	Laura Anthony
Title:	Managing Member